[FILED PURSUANT TO RULE 433(d) - Registration Statement No. 333-130795]

Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE1 Trust
Issuing Entity

$378,489,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Sponsor and Seller

Washington Mutual Bank
Servicer

WaMu Capital Corp.
(Lead Manager)

Merrill Lynch & Co.
(Co-Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this preliminary term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet does not contain all of the information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for your series of certificates.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated therein. This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: March 21, 2006

$378,489,000
(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE1 Trust

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A(3)	53,578,000.00	AAA/ Aaa/ AAA	February 25, 2036	Floating Rate Senior
II-A-1	136,504,000.00	AAA/ Aaa/ AAA	February 25, 2036	Floating Rate Senior
II-A-2	39,236,000.00	AAA/ Aaa/ AAA	February 25, 2036	Floating Rate Senior
II-A-3	47,111,000.00	AAA/ Aaa/ AAA	February 25, 2036	Floating Rate Senior
II-A-4	21,691,000.00	AAA/ Aaa/ AAA	February 25, 2036	Floating Rate Senior
M-1	14,984,000.00	AA+/ Aa1/ AA+	February 25, 2036	Floating Rate Subordinate
M-2	13,622,000.00	AA+/ Aa2/ AA+	February 25, 2036	Floating Rate Subordinate
M-3	8,368,000.00	AA+/ Aa3/ AA	February 25, 2036	Floating Rate Subordinate
M-4	7,395,000.00	AA/ A1/ AA-	February 25, 2036	Floating Rate Subordinate
M-5	7,200,000.00	AA-/ A2/ A+	February 25, 2036	Floating Rate Subordinate
M-6	6,227,000.00	A+/ A3/ A	February 25, 2036	Floating Rate Subordinate
M-7	5,643,000.00	A/ Baa1/ A-	February 25, 2036	Floating Rate Subordinate
M-8	5,254,000.00	A-/ Baa2/ BBB+	February 25, 2036	Floating Rate Subordinate
M-9	3,892,000.00	BBB+/ Baa3/ BBB	February 25, 2036	Floating Rate Subordinate
M-10	3,892,000.00	BBB/ Ba1/ BB+	February 25, 2036	Floating Rate Subordinate
M-11	3,892,000.00	BBB-/ Ba2/ BB	February 25, 2036	Floating Rate Subordinate
Total	$378,489,000

(1)
The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.

(2)
The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on the Class M Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)	Not offered hereby.

Depositor:	WaMu Asset Acceptance Corp.

Sponsor and Seller:	Washington Mutual Mortgage Securities Corp.

Issuing Entity:	Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE1 Trust. The Issuing Entity is also referred to herein as the “Trust.”

Originators:
The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date): Long Beach Mortgage Company, approximately 36.4% and Lime Financial Services, Ltd., approximately 42.8%. No other entity originated more than 10% of the mortgage loans.

Servicer:	Washington Mutual Bank.

Servicing Fee Rate:	0.50% per annum.

Lead Manager:	WaMu Capital Corp.

Co-Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee:	LaSalle Bank National Association

Delaware Trustee:	Christiana Bank & Trust Company

Trustee Fee Rate:	0.0085% per annum. The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:	TBD.

Group I Certificates:	The Class I-A Certificates.

Group II Certificates:	The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:	The Group I Certificates and the Group II Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Certificates:	The Class A and Class M Certificates.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	April 1, 2006.

Expected Pricing Date:	Week of March 20, 2006.

Expected Closing Date:	On or about April 20, 2006.

Expected Settlement Date:	On or about April 20, 2006.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in May 2006.

Final Scheduled
Distribution Date:	February 2036. The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in February 2036.

Due Period:
With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:
The Class I-A Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations. None of the other Certificates is expected to be SMMEA eligible.

Clean-up Call:
The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:
The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans. The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date. As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $389,190,583 of which: (i) approximately $69,945,031 consist of a pool of conforming balance, first lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $319,245,552 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage
Rate:	With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum
Mortgage Rate:
With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:	With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:	With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date), a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates) of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group I Maximum
Cap Rate:
With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum
Cap Rate:
With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate
Maximum Cap Rate:
With respect to the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate
Carryover Amount:
With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest
Distribution Amount:
With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest
Distribution Amount:
With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Group I Principal
Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal
Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II
Principal Distribution
Amounts:
With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior
Principal Distribution
Amount:
With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.20% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior
Principal Distribution
Amount:
With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization
Target Amount:	With respect to any Distribution Date:
(i)	prior to the Stepdown Date, 2.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,
(ii)	on or after the Stepdown Date, the greater of:
(a) the lesser of (x) 2.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.50% of the current aggregate stated principal balance of the Mortgage Loans; and
(b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:	The earlier to occur of:
(i)	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,
(ii)	the later to occur of
(x) the Distribution Date occurring in May 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 46.80%.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) Overcollateralized Amount;
3) Subordination; and
4) Net swap payments received from the Swap Counterparty (if any).

Excess Cashflow:	With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized
Amount:
With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:
With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 41.00% of the Credit Enhancement Percentage.

Loss Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
May 2008 to April 2009	1.35% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
May 2009 to April 2010	3.05% or the first month, plus an additional 1/12th of 1.75% for each month thereafter
May 2010 to April 2011	4.80% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
May 2011 to April 2012	6.20% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
May 2012 to April 2013	6.95% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
May 2013 and thereafter	7.00%

Trigger Event:	With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	23.40%	A	46.80%
M-1	19.55%	M-1	39.10%
M-2	16.05%	M-2	32.10%
M-3	13.90%	M-3	27.80%
M-4	12.00%	M-4	24.00%
M-5	10.15%	M-5	20.30%
M-6	8.55%	M-6	17.10%
M-7	7.10%	M-7	14.20%
M-8	5.75%	M-8	11.50%
M-9	4.75%	M-9	9.50%
M-10	3.75%	M-10	7.50%
M-11	2.75%	M-11	5.50%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow and second by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates.

Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 56th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to [5.10]% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)
If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)	If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates. Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	29	77,262,140
2	363,475,035	30	72,712,509
3	344,680,490	31	68,513,631
4	338,253,611	32	64,048,704
5	331,165,487	33	59,145,968
6	323,302,449	34	54,714,922
7	314,670,707	35	50,973,404
8	305,008,266	36	47,584,496
9	293,421,251	37	44,404,037
10	278,712,677	38	41,413,835
11	266,947,893	39	38,600,128
12	252,956,612	40	35,965,297
13	239,800,113	41	33,557,784
14	227,412,634	42	31,282,502
15	215,850,823	43	29,128,018
16	205,454,278	44	27,075,252
17	203,452,621	45	25,120,085
18	202,120,033	46	23,257,967
19	193,905,467	47	21,520,551
20	183,937,850	48	19,898,441
21	166,073,223	49	18,385,496
22	146,959,906	50	16,971,171
23	130,603,709	51	15,622,449
24	116,598,798	52	14,316,546
25	104,808,261	53	13,092,567
26	95,606,373	54	11,922,882
27	88,253,998	55	10,802,846
28	82,212,305	56	9,730,254

Priority of Distributions:

I.	Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)	Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest;
iii)	To the Class M-1 Certificates current interest;
iv)	To the Class M-2 Certificates current interest;
v)	To the Class M-3 Certificates current interest;
vi)	To the Class M-4 Certificates current interest;
vii)	To the Class M-5 Certificates current interest;
viii)	To the Class M-6 Certificates current interest;
ix)	To the Class M-7 Certificates current interest;
x)	To the Class M-8 Certificates current interest;
xi)	To the Class M-9 Certificates current interest;
xii)	To the Class M-10 Certificates current interest;
xiii)	To the Class M-11 Certificates current interest;
xiv)	Any interest distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.	Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)	An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
iii)
An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

iv)
Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

v)	Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
vi)	To the Class M-1 Certificates until the principal balance thereof is reduced to zero;
vii)	To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

viii)	To the Class M-3 Certificates until the principal balance thereof is reduced to zero;
ix)	To the Class M-4 Certificates until the principal balance thereof is reduced to zero;
x)	To the Class M-5 Certificates until the principal balance thereof is reduced to zero;
xi)	To the Class M-6 Certificates until the principal balance thereof is reduced to zero;
xii)	To the Class M-7 Certificates until the principal balance thereof is reduced to zero;
xiii)	To the Class M-8 Certificates until the principal balance thereof is reduced to zero;
xiv)	To the Class M-9 Certificates until the principal balance thereof is reduced to zero;
xv)	To the Class M-10 Certificates until the principal balance thereof is reduced to zero;
xvi)	To the Class M-11 Certificates until the principal balance thereof is reduced to zero;
xvii)	Any Principal Distribution amounts remaining undistributed following (i) through (xvi) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)	The Group I Principal Distribution Amount will be distributed as follows:

a.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.	To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)	The Group II Principal Distribution Amount will be distributed as follows:

a.	To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)	The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.	To the Class M-1 Certificates until it reaches a 39.10% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);
b.	To the Class M-2 Certificates until it reaches a 32.10% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);
c.	To the Class M-3 Certificates until it reaches a 27.80% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);
d.	To the Class M-4 Certificates until it reaches a 24.00% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);
e.	To the Class M-5 Certificates until it reaches a 20.30% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);
f.	To the Class M-6 Certificates until it reaches a 17.10% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);
g.	To the Class M-7 Certificates until it reaches a 14.20% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);
h.	To the Class M-8 Certificates until it reaches a 11.50% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);
i.	To the Class M-9 Certificates until it reaches a 9.50% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);
j.	To the Class M-10 Certificates, until it reaches a 7.50% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);
k.	To the Class M-11 Certificates, until it reaches a 5.50% Target Credit Enhancement Percentage (based on 2x the Class M-11 Initial Credit Enhancement Percentage); and
l.	Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.	Monthly Excess Cashflow:

i)	As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)	Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;
iii)	To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
iv)	To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
v)	To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vi)	To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vii)	To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
viii)	To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
ix)	To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
x)	To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xi)	To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xii)	To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xiii)	To the Class M-11 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xiv)
Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)	To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
xvi)	Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WAMU CAPITAL CORP.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

RATING AGENCIES

Moody’s
Denise Person	(212) 553-3661
S&P
Todd Niemy	(212) 438-2494
Fitch
Sara Grohl	(212) 908-0564

Exhibit A
Mortgage Loan Statistics - ENTIRE POOL
		Minimum	Maximum
Scheduled Principal Balance	$389,190,583	$9,991	$1,000,000
Average Scheduled Principal Balance	$204,622
Number of Mortgage Loans	1902

Weighted Average Gross Coupon	7.374%	5.000%	13.200%
Weighted Average FICO Score	635	500	809
Weighted Average Combined Original LTV	88.55%	16.00%	100.00%
Weighted Average DTI	41%	0%	57%

Weighted Average Original Term	357 months	180 months	360 months
Weighted Average Stated Remaining Term	353 months	170 months	358 months
Weighted Average Seasoning	4 months	2 months	18 months

Weighted Average Gross Margin	5.66%	3.75%	9.20%
Weighted Average Minimum Interest Rate	7.26%	5.00%	11.78%
Weighted Average Maximum Interest Rate	13.38%	6.20%	17.78%
Weighted Average Initial Rate Cap	2.74%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	26 months	10 months	60 months
Maturity Date		May 1 2020	Jan 1 2036

ARM	84.62%	Full Documentation	47.39%
Fixed Rate	15.38%	Limited Documentation	3.22%
		Stated Income Documentation	49.39%
ARM - 2/28	41.09%
ARM - 2/28 IO	30.07%	Cash Out Refinance	48.53%
ARM - 3/27	7.59%	Purchase	45.98%
ARM - 3/27 IO	4.22%	Rate/Term Refinance	5.48%
ARM - 5/25	0.82%
ARM - 5/25 IO	0.25%	2 Units	1.96%
Balloon - 15yr	0.93%	3 Units	0.68%
Balloon - 2/28	0.40%	4 Units	0.31%
Balloon - 30yr	0.09%	Condominium	3.52%
Balloon - 3/27	0.15%	PUD	15.13%
Balloon - 5/25	0.04%	Single Family	78.31%
Fixed - 15yr	0.59%	Townhouse	0.09%
Fixed - 20yr	0.17%
Fixed - 25yr	0.02%	Non-owner	3.26%
Fixed - 30yr	13.42%	Primary	96.18%
Fixed - 30yr IO	0.15%	Second Home	0.56%

Interest Only	34.69%	Top 5 States:
Not Interest Only	65.31%	CA	38.23%
		FL	10.59%
Prepay Penalty: N/A	22.45%	WA	5.62%
Prepay Penalty: 12 months	4.94%	TX	3.45%
Prepay Penalty: 24 months	49.04%	AZ	3.21%
Prepay Penalty: 36 months	23.34%

First Lien	97.36%
Second Lien	2.64%

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	93	3,147,971.32	0.81	10.311	301	91.58	637
50,000.01 - 100,000.00	389	29,401,194.01	7.55	8.350	344	88.33	620
100,000.01 - 150,000.00	410	50,164,542.60	12.89	7.856	350	88.87	622
150,000.01 - 200,000.00	279	48,666,041.12	12.50	7.483	352	86.26	623
200,000.01 - 250,000.00	198	44,376,695.89	11.40	7.403	354	87.63	636
250,000.01 - 300,000.00	135	36,890,473.28	9.48	7.151	354	88.23	642
300,000.01 - 350,000.00	92	29,861,715.41	7.67	7.144	356	87.21	640
350,000.01 - 400,000.00	86	31,742,789.18	8.16	6.975	356	89.15	646
400,000.01 - 450,000.00	74	31,537,502.59	8.10	6.994	356	89.90	638
450,000.01 - 500,000.00	59	28,214,124.91	7.25	6.845	355	91.13	651
500,000.01 - 550,000.00	28	14,574,635.24	3.74	7.093	356	93.68	645
550,000.01 - 600,000.00	17	9,756,643.86	2.51	7.160	355	89.51	660
600,000.01 - 650,000.00	10	6,270,158.86	1.61	6.827	355	91.28	639
650,000.01 - 700,000.00	10	6,788,356.22	1.74	6.878	356	97.67	654
700,000.01 - 750,000.00	11	7,979,855.13	2.05	7.000	356	87.75	629
750,000.01 - 800,000.00	2	1,599,746.99	0.41	7.475	356	86.08	680
800,000.01 - 850,000.00	3	2,519,333.02	0.65	7.965	356	73.52	585
850,000.01 - 900,000.00	1	860,000.00	0.22	7.025	356	88.61	675
900,000.01 - 950,000.00	2	1,873,586.69	0.48	8.850	356	77.41	538
950,000.01 - 1,000,000.00	3	2,965,216.33	0.76	6.678	354	73.54	658
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.000 - 5.499	10	3,452,379.96	0.89	5.316	355	85.87	675
5.500 - 5.999	103	30,996,639.97	7.96	5.819	355	88.45	680
6.000 - 6.499	177	47,663,371.23	12.25	6.281	354	87.42	657
6.500 - 6.999	317	83,043,068.65	21.34	6.775	355	89.96	645
7.000 - 7.499	293	62,779,484.13	16.13	7.217	354	88.15	635
7.500 - 7.999	350	71,172,414.68	18.29	7.731	354	87.72	623
8.000 - 8.499	189	33,925,574.51	8.72	8.213	355	87.73	606
8.500 - 8.999	164	28,087,372.58	7.22	8.713	353	86.88	596
9.000 - 9.499	64	7,913,290.92	2.03	9.233	350	89.25	607
9.500 - 9.999	83	8,804,151.29	2.26	9.756	331	91.30	605
10.000 - 10.499	26	3,049,179.49	0.78	10.186	330	91.68	627
10.500 - 10.999	40	3,610,372.43	0.93	10.760	339	93.99	655
11.000 - 11.499	41	2,750,094.76	0.71	11.221	287	99.74	633
11.500 - 11.999	33	1,629,442.12	0.42	11.708	346	96.94	633
12.000 - 12.499	7	187,252.53	0.05	12.268	216	100.00	608
12.500 - 12.999	2	35,846.46	0.01	12.678	280	100.00	592
13.000 - 13.499	3	90,646.94	0.02	13.127	176	99.99	585
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
500 - 524	60	9,204,711.00	2.37	8.565	355	75.76	512
525 - 549	93	19,235,178.11	4.94	8.138	355	77.47	538
550 - 574	122	23,341,280.45	6.00	7.859	355	79.59	563
575 - 599	246	42,260,144.61	10.86	7.683	353	85.40	589
600 - 624	369	67,851,894.16	17.43	7.496	352	86.77	612
625 - 649	366	75,942,495.83	19.51	7.278	353	90.07	636
650 - 674	289	66,897,036.80	17.19	7.158	354	92.51	661
675 - 699	163	39,755,364.88	10.21	7.069	351	93.13	686
700 >=	194	44,702,476.81	11.49	6.830	350	93.72	731
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Original LTV (Total Pool - LTV for 1st, CBLTV for 2nd) (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.01 - 49.99	34	4,458,934.98	1.15	7.020	346	38.49	596
50.00 - 54.99	21	3,145,808.20	0.81	7.174	354	51.66	603
55.00 - 59.99	31	8,231,239.53	2.11	6.937	353	57.71	615
60.00 - 64.99	39	7,237,332.06	1.86	6.914	346	64.83	607
65.00 - 69.99	65	13,494,453.54	3.47	6.909	355	68.15	625
70.00 - 74.99	92	17,476,624.21	4.49	7.505	354	73.57	595
75.00 - 79.99	411	84,236,982.17	21.64	7.058	355	90.03	633
80.00 - 84.99	599	147,090,552.62	37.79	7.070	355	94.37	652
85.00 - 89.99	225	46,408,216.04	11.92	7.750	355	89.15	613
90.00 - 94.99	162	35,847,520.26	9.21	7.965	353	90.89	630
95.00 - 99.99	70	10,738,352.62	2.76	8.500	346	96.46	642
100.00	153	10,824,566.42	2.78	10.505	305	100.00	660
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Original Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
180	77	5,918,876.19	1.52	9.355	175	91.56	658
240	7	680,306.91	0.17	7.373	235	62.89	614
300	1	84,395.35	0.02	7.350	295	77.27	572
360	1817	382,507,004.20	98.28	7.344	356	88.55	635
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Stated Remaining Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
121 - 180	77	5,918,876.19	1.52	9.355	175	91.56	658
181 - 240	7	680,306.91	0.17	7.373	235	62.89	614
241 - 360	1818	382,591,399.55	98.30	7.344	356	88.55	635
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

DTI (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 0.01	1	292,500.00	0.08	6.900	354	90.00	643
0.02 - 20.00	70	12,830,561.07	3.30	7.753	352	83.98	620
20.01 - 25.00	92	13,861,088.09	3.56	7.780	353	81.11	618
25.01 - 30.00	132	21,428,999.57	5.51	7.582	351	85.60	620
30.01 - 35.00	188	35,888,503.57	9.22	7.380	352	86.25	644
35.01 - 40.00	323	65,485,975.34	16.83	7.275	353	87.91	636
40.01 - 45.00	428	92,459,720.36	23.76	7.304	353	89.02	636
45.01 - 50.00	553	123,720,335.55	31.79	7.375	353	91.34	640
50.01 - 55.00	114	23,073,262.43	5.93	7.296	353	86.85	619
55.01 - 60.00	1	149,636.67	0.04	5.950	356	80.00	678
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Adjustable Rate - Fixed Rate	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ARM	1427	329,343,305.04	84.62	7.285	356	89.80	635
Fixed Rate	475	59,847,277.61	15.38	7.866	337	81.68	637
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Fixed - 15 Year	24	2,281,199.84	0.59	7.661	175	80.86	631
Fixed - 20 Year	7	680,306.91	0.17	7.373	235	62.89	614
Fixed - 25 Year	1	84,395.35	0.02	7.350	295	77.27	572
Fixed - 30 Year	385	52,237,220.81	13.42	7.708	356	80.71	636
ARM - 2 Yr/6 Mth	833	159,904,771.45	41.09	7.720	356	87.18	612
ARM - 2 Yr/6 Mth IO	347	117,014,902.71	30.07	6.799	356	94.02	661
ARM - 3 Yr/6 Mth	156	29,545,223.62	7.59	7.323	356	85.93	625
ARM - 3 Yr/6 Mth IO	60	16,431,887.97	4.22	6.504	356	93.67	683
ARM - 5 Yr/6 Mth	12	3,187,306.72	0.82	7.297	356	78.23	641
ARM - 5 Yr/6 Mth IO	4	977,797.98	0.25	6.530	355	82.17	677
B15	53	3,637,676.35	0.93	10.418	176	98.27	674
B2/6	9	1,562,665.20	0.40	7.364	356	97.32	622
B30	2	353,708.73	0.09	9.168	357	89.46	546
B3/6	5	569,556.49	0.15	6.877	355	100.00	637
B5/6	1	149,192.90	0.04	6.425	355	100.00	639
F30 IO	3	572,769.62	0.15	6.705	356	86.87	628
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Interest Only	414	134,997,358.28	34.69	6.761	356	93.86	664
Not Interest Only	1488	254,193,224.37	65.31	7.700	351	85.73	620
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Prepayment Penalty Term	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0	492	87,383,188.62	22.45	7.757	351	88.44	635
6	3	896,359.96	0.23	9.210	355	96.36	622
12	74	19,213,395.65	4.94	7.460	353	89.47	644
24	875	190,841,458.54	49.04	7.352	355	90.34	632
36	458	90,856,179.88	23.34	7.018	350	84.62	640
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1	1742	378,923,656.26	97.36	7.283	354	88.29	634
2	160	10,266,926.39	2.64	10.744	293	98.19	664
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Full Documentation	1042	184,456,103.19	47.39	7.330	353	85.73	616
Limited Documentation	73	12,513,076.53	3.22	7.355	349	86.44	609
Stated Income Documentation	787	192,221,402.93	49.39	7.419	353	91.39	655
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Purchase	914	178,967,819.25	45.98	7.410	353	96.20	655
Refi - Cash Out	866	188,882,460.40	48.53	7.317	353	81.71	619
Refi - Rate Term	122	21,340,303.00	5.48	7.588	349	84.87	617
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Hi Rise Condo	2	463,010.57	0.12	6.785	355	100.00	671
Condo	74	13,243,343.29	3.40	7.529	353	93.61	651
Duplex	33	7,638,455.46	1.96	7.826	356	86.05	658
Fourplex	4	1,211,061.80	0.31	7.662	356	66.37	607
PUD	243	58,887,614.95	15.13	7.296	353	89.42	637
Single Family	1535	304,760,757.02	78.31	7.364	353	88.34	634
Townhouse	2	341,833.00	0.09	7.278	356	89.21	652
Triplex	9	2,644,506.56	0.68	8.235	356	82.78	636
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Investment	87	12,705,858.01	3.26	7.958	356	83.39	663
Primary	1805	374,312,505.47	96.18	7.354	353	88.76	634
Second Home	10	2,172,219.17	0.56	7.460	356	82.65	675
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
CA	459	148,780,735.72	38.23	6.967	352	88.50	646
FL	237	41,220,730.19	10.59	7.746	355	88.89	624
WA	101	21,871,648.93	5.62	7.107	352	92.46	639
TX	118	13,444,008.88	3.45	7.801	345	88.84	618
AZ	69	12,508,516.15	3.21	7.323	356	85.89	640
OR	65	12,479,712.16	3.21	7.104	350	89.45	635
NV	46	12,178,258.64	3.13	7.364	355	91.00	633
NJ	48	11,615,593.03	2.98	7.727	356	83.16	636
NY	40	10,155,092.61	2.61	7.529	355	84.23	638
IL	56	9,737,654.12	2.50	7.911	356	91.61	640
VA	45	9,237,648.02	2.37	7.660	356	82.98	613
GA	68	8,627,266.91	2.22	7.682	352	91.94	636
MD	34	7,860,417.57	2.02	7.638	350	82.81	608
CO	31	4,956,970.04	1.27	7.511	354	92.37	626
PA	35	4,891,125.22	1.26	8.050	356	84.64	618
TN	49	4,635,354.40	1.19	8.001	343	90.30	617
MI	33	4,393,672.38	1.13	8.265	356	89.93	627
IN	38	4,048,364.36	1.04	7.393	352	91.13	643
MO	40	3,871,122.23	0.99	8.215	354	89.25	597
AL	27	3,639,115.31	0.94	7.491	355	91.03	607
UT	21	3,629,522.13	0.93	7.374	352	89.45	633
AK	16	3,484,298.26	0.90	7.681	347	94.06	638
CT	17	3,401,443.17	0.87	8.143	356	85.13	635
MA	11	3,245,707.63	0.83	7.453	355	88.37	656
LA	32	3,060,494.11	0.79	8.138	354	91.95	597
WI	21	2,869,370.52	0.74	8.076	355	89.77	618
HI	5	2,385,841.15	0.61	7.475	355	77.81	619
KS	13	1,839,961.63	0.47	7.438	356	92.30	634
NC	16	1,659,007.18	0.43	7.881	351	91.02	624
OH	14	1,530,629.74	0.39	8.233	344	86.74	617
OK	18	1,463,519.53	0.38	8.271	354	90.04	618
SC	14	1,423,822.24	0.37	8.267	351	88.64	613
DC	6	1,380,306.06	0.35	7.215	356	84.63	619
MT	3	1,195,075.71	0.31	7.618	356	80.41	593
AR	13	1,093,105.11	0.28	8.426	345	84.74	612

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ID	9	969,865.46	0.25	7.566	356	90.33	631
KY	8	789,530.04	0.20	8.059	312	97.64	604
NE	7	681,786.59	0.18	7.744	356	92.19	636
IA	5	599,313.42	0.15	8.068	356	95.08	626
NM	3	506,429.23	0.13	7.181	291	96.57	673
NH	2	386,692.18	0.10	7.967	353	81.91	658
SD	1	372,027.98	0.10	6.925	356	79.91	731
WY	1	270,838.61	0.07	6.850	356	100.00	683
RI	1	265,000.54	0.07	7.500	356	69.09	598
MN	1	184,800.69	0.05	8.250	356	90.00	607
WV	3	130,740.93	0.03	9.449	334	100.00	608
VT	1	118,328.23	0.03	8.700	355	95.00	626
DE	1	100,117.71	0.03	9.900	356	90.00	546
Total:	1902	389,190,582.65	100.00	7.374*	353*	88.55*	635*

*Indicates weighted averages.

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 4.999	544	120,422,973.38	36.56	7.327	356	88.05	638
5.000 - 5.999	454	118,821,966.38	36.08	6.906	356	92.99	650
6.000 - 6.499	159	39,155,206.04	11.89	7.412	356	88.72	624
6.500 - 6.999	111	27,185,493.81	8.25	7.537	356	87.57	618
7.000 >=	159	23,757,665.43	7.21	8.471	356	86.97	578
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 5.000	1	293,600.00	0.09	5.000	355	94.17	631
5.001 - 5.499	8	2,573,236.56	0.78	5.355	356	90.84	671
5.500 - 5.998	113	32,188,742.96	9.77	5.967	355	88.39	672
5.999 - 6.497	147	40,263,977.16	12.23	6.357	355	90.60	658
6.498 - 6.996	255	71,090,128.20	21.59	6.782	356	92.08	646
6.997 - 7.495	226	53,983,825.76	16.39	7.221	356	89.97	637
7.496 - 7.994	278	60,237,118.26	18.29	7.732	356	89.17	624
7.995 - 8.493	157	29,185,346.85	8.86	8.225	356	88.47	606
8.494 - 8.992	136	24,467,991.35	7.43	8.713	356	86.60	592
8.993 - 9.491	51	7,057,557.35	2.14	9.263	356	89.41	604
9.492 - 9.990	34	5,145,669.09	1.56	9.726	356	89.55	573
9.991 - 10.489	13	1,865,316.40	0.57	10.189	356	90.51	605
10.490 - 10.988	7	938,864.53	0.29	10.742	356	83.91	613
11.488 - 11.986	1	51,930.57	0.02	11.775	356	89.66	549
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

*Indicates weighted averages.

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
11.000 - 11.499	9	2,866,836.56	0.87	5.319	356	91.18	667
11.500 - 11.999	94	28,823,099.23	8.75	5.815	355	89.19	679
12.000 - 12.499	136	36,981,742.55	11.23	6.278	355	91.13	659
12.500 - 12.999	240	66,738,338.12	20.26	6.767	356	91.41	645
13.000 - 13.499	206	50,114,747.20	15.22	7.192	356	89.28	637
13.500 - 13.999	251	56,730,924.67	17.23	7.633	356	88.77	624
14.000 - 14.499	164	29,950,325.79	9.09	8.031	356	88.83	607
14.500 - 14.999	172	32,552,164.82	9.88	8.402	356	89.66	610
15.000 - 15.499	75	12,085,039.71	3.67	8.702	356	90.46	616
15.500 - 15.999	45	6,757,587.50	2.05	9.253	356	85.03	586
16.000 - 16.499	19	3,053,907.47	0.93	9.920	356	91.27	601
16.500 - 16.999	14	2,473,917.78	0.75	10.057	357	89.33	588
17.500 - 17.999	2	214,673.64	0.07	10.884	357	67.12	531
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	15	5,724,024.37	1.74	7.036	356	90.20	657
2.000	375	73,880,205.67	22.43	7.827	356	85.88	621
3.000	1037	249,739,075.00	75.83	7.131	356	90.94	638
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	1427	329,343,305.04	100.00	7.285	356	89.80	635
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

*Indicates weighted averages.

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
2007-03-01	1	53,296.70	0.02	8.200	342	100.00	587
2007-10-01	2	356,367.89	0.11	7.147	349	100.00	635
2007-11-01	4	722,312.76	0.22	8.054	350	92.80	644
2007-12-01	5	784,892.35	0.24	8.176	351	90.86	630
2008-01-01	7	2,439,897.17	0.74	6.922	352	79.13	595
2008-02-01	20	5,732,203.15	1.74	7.236	353	88.22	630
2008-03-01	58	15,382,943.65	4.67	6.964	354	87.65	635
2008-04-01	221	57,640,258.04	17.50	7.029	355	92.42	637
2008-05-01	605	141,142,039.45	42.86	7.309	356	89.47	629
2008-06-01	232	45,402,593.50	13.79	7.886	357	90.41	633
2008-07-01	32	7,946,534.70	2.41	7.643	358	91.34	649
2009-02-01	1	148,689.79	0.05	5.600	353	68.18	548
2009-03-01	11	2,950,904.48	0.90	6.349	354	94.21	671
2009-04-01	40	9,162,929.98	2.78	6.699	355	92.84	652
2009-05-01	142	28,781,166.53	8.74	7.044	356	87.36	644
2009-06-01	27	5,671,670.61	1.72	7.727	357	89.65	643
2009-07-01	1	480,306.69	0.15	6.990	358	89.17	639
2011-03-01	2	341,096.72	0.10	7.590	354	80.00	637
2011-04-01	4	773,580.51	0.23	6.054	355	75.61	645
2011-05-01	8	2,210,329.90	0.67	7.136	356	81.40	633
2011-06-01	3	989,290.47	0.30	7.638	357	79.76	693
2016-04-01	1	230,000.00	0.07	7.125	355	55.42	790
Total:	1427	329,343,305.04	100.00	7.285*	356*	89.80*	635*

*Indicates weighted averages.

Mortgage Loan Statistics - GROUP 1
		Minimum	Maximum
Scheduled Principal Balance	$69,945,031	$40,411	$498,750
Average Scheduled Principal Balance	$165,747
Number of Mortgage Loans	422

Weighted Average Gross Coupon	7.377%	5.000%	11.775%
Weighted Average FICO Score	633	510	809
Weighted Average Combined Original LTV	85.67%	20.41%	100.00%
Weighted Average DTI	39%	0%	55%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	354 months	170 months	358 months
Weighted Average Seasoning	4 months	2 months	10 months

Weighted Average Gross Margin	5.80%	3.75%	8.90%
Weighted Average Minimum Interest Rate	7.39%	5.00%	11.78%
Weighted Average Maximum Interest Rate	13.46%	6.20%	17.78%
Weighted Average Initial Rate Cap	2.77%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	27 months	10 months	60 months
Maturity Date		May 1 2020	Jan 1 2036

ARM	78.89%	Full Documentation	53.54%
Fixed Rate	21.11%	Limited Documentation	3.66%
		Stated Income Documentation	42.80%
ARM - 2/28	39.78%
ARM - 2/28 IO	21.92%	Cash Out Refinance	71.39%
ARM - 3/27	9.40%	Purchase	21.30%
ARM - 3/27 IO	3.71%	Rate/Term Refinance	7.31%
ARM - 5/25	1.82%
ARM - 5/25 IO	0.70%	2 Units	3.40%
Balloon - 2/28	0.93%	3 Units	0.58%
Balloon - 30yr	0.16%	4 Units	1.19%
Balloon - 3/27	0.63%	Condominium	4.30%
Fixed - 15yr	1.06%	PUD	18.60%
Fixed - 20yr	0.07%	Single Family	71.60%
Fixed - 30yr	19.35%	Townhouse	0.32%
Fixed - 30yr IO	0.48%

Interest Only	26.80%	Non-owner	8.24%
Not Interest Only	73.20%	Primary	91.20%
		Second Home	0.55%
Prepay Penalty: N/A	25.68%
Prepay Penalty: 12 months	5.51%	Top 5 States:
Prepay Penalty: 24 months	38.63%	CA	20.38%
Prepay Penalty: 36 months	29.67%	FL	12.27%
		WA	7.61%
First Lien	100.00%	AZ	6.81%
Second Lien	0.00%	OR	4.88%

*Indicates weighted averages.

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.01 - 50,000.00	8	376,812.65	0.54	8.396	341	70.11	617
50,000.01 - 100,000.00	117	8,778,168.85	12.55	7.856	349	85.36	625
100,000.01 - 150,000.00	102	12,660,233.99	18.10	7.447	356	87.31	627
150,000.01 - 200,000.00	67	11,761,008.53	16.81	7.312	353	85.86	632
200,000.01 - 250,000.00	42	9,203,696.20	13.16	7.473	351	86.55	638
250,000.01 - 300,000.00	43	11,731,375.16	16.77	7.080	356	83.92	632
300,000.01 - 350,000.00	19	6,182,625.44	8.84	7.143	356	84.02	638
350,000.01 - 400,000.00	18	6,679,842.84	9.55	7.376	356	88.27	643
400,000.01 - 450,000.00	5	2,072,517.33	2.96	7.091	356	83.86	663
450,000.01 - 500,000.00	1	498,750.00	0.71	7.250	356	75.00	604
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
5.000 - 5.499	1	293,600.00	0.42	5.000	355	94.17	631
5.500 - 5.999	8	1,831,894.68	2.62	5.652	355	90.23	665
6.000 - 6.499	27	5,455,821.15	7.80	6.108	356	77.15	641
6.500 - 6.999	100	18,354,262.64	26.24	6.847	354	84.63	647
7.000 - 7.499	104	17,384,681.58	24.85	7.200	355	85.56	631
7.500 - 7.999	104	16,680,412.41	23.85	7.703	352	86.11	624
8.000 - 8.499	13	2,233,327.69	3.19	8.087	356	92.52	635
8.500 - 8.999	12	1,577,684.27	2.26	8.729	353	89.36	626
9.000 - 9.499	17	1,773,025.31	2.53	9.052	356	90.79	631
9.500 - 9.999	24	3,154,680.87	4.51	9.797	353	90.07	590
10.000 - 10.499	6	651,986.82	0.93	10.064	356	89.60	619
10.500 - 10.999	3	394,419.34	0.56	10.870	357	90.00	641
11.000 - 11.499	1	52,491.18	0.08	11.450	176	90.00	603
11.500 - 11.999	2	106,743.05	0.15	11.685	356	94.97	596
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
500 - 524	8	956,856.47	1.37	8.265	356	73.15	517
525 - 549	21	3,703,554.75	5.29	8.180	356	81.12	539
550 - 574	28	4,575,655.27	6.54	7.606	355	80.86	564
575 - 599	49	8,263,069.91	11.81	7.605	350	82.77	589
600 - 624	76	11,328,219.99	16.20	7.442	354	84.71	610
625 - 649	101	15,906,019.22	22.74	7.244	355	88.26	635
650 - 674	69	11,933,718.74	17.06	6.979	356	87.04	662
675 - 699	34	6,460,396.99	9.24	7.334	350	85.47	685
700 >=	36	6,817,539.65	9.75	7.325	354	90.01	734
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Original LTV (Total Pool - LTV for 1st, CBLTV for 2nd) (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.01 - 49.99	10	1,283,117.83	1.83	7.092	356	38.05	608
50.00 - 54.99	4	395,330.75	0.57	6.874	356	50.60	625
55.00 - 59.99	10	1,697,154.91	2.43	6.834	356	57.53	645
60.00 - 64.99	12	1,520,088.04	2.17	6.866	356	63.48	590
65.00 - 69.99	16	2,431,050.99	3.48	7.099	356	68.95	636
70.00 - 74.99	24	3,823,576.13	5.47	7.212	351	73.37	620
75.00 - 79.99	99	15,160,354.84	21.67	7.073	353	87.31	627
80.00 - 84.99	113	19,981,109.32	28.57	7.204	356	90.40	642
85.00 - 89.99	66	11,062,429.99	15.82	7.669	356	88.92	622
90.00 - 94.99	44	7,708,243.92	11.02	7.855	350	90.66	635
95.00 - 99.99	19	4,346,197.28	6.21	8.148	348	95.53	668
100.00	5	536,376.99	0.77	9.934	356	100.00	649
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

Original Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
180	7	740,267.80	1.06	7.801	174	85.13	643
240	1	47,634.77	0.07	8.990	236	75.00	571
360	414	69,157,128.42	98.87	7.371	356	85.69	633
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Stated Remaining Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
121 - 180	7	740,267.80	1.06	7.801	174	85.13	643
181 - 240	1	47,634.77	0.07	8.990	236	75.00	571
241 - 360	414	69,157,128.42	98.87	7.371	356	85.69	633
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

DTI (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 0.01	1	292,500.00	0.42	6.900	354	90.00	643
0.02 - 20.00	23	2,491,700.38	3.56	8.102	352	76.86	634
20.01 - 25.00	29	3,780,576.22	5.41	7.442	355	74.80	619
25.01 - 30.00	38	5,682,876.03	8.12	7.387	353	83.79	625
30.01 - 35.00	43	7,459,695.39	10.67	7.485	354	87.01	653
35.01 - 40.00	77	13,679,809.73	19.56	7.250	356	84.92	639
40.01 - 45.00	82	13,687,159.38	19.57	7.222	355	85.67	630
45.01 - 50.00	104	19,214,648.00	27.47	7.359	351	89.09	634
50.01 - 55.00	25	3,656,065.86	5.23	7.763	356	87.62	603
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

Adjustable Rate - Fixed Rate	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ARM	315	55,180,421.03	78.89	7.394	356	87.88	632
Fixed Rate	107	14,764,609.96	21.11	7.313	346	77.43	636
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ARM - 2/28	178	27,824,503.59	39.78	7.662	356	87.06	628
ARM - 2/28 IO	65	15,328,509.23	21.92	7.122	356	90.07	641
ARM - 3/27	43	6,574,611.90	9.40	7.391	356	85.65	616
ARM - 3/27 IO	14	2,592,193.58	3.71	6.650	356	91.80	674
ARM - 5/25	4	1,274,827.89	1.82	6.743	356	76.64	616
ARM - 5/25 IO	2	490,999.49	0.70	6.767	355	85.68	694
Balloon - 2/28	5	653,736.37	0.93	7.490	356	93.58	599
Balloon - 30yr	1	111,653.12	0.16	8.990	357	75.00	512
Balloon - 3/27	4	441,038.98	0.63	6.782	356	100.00	631
Fixed - 15yr	7	740,267.80	1.06	7.801	174	85.13	643
Fixed - 20yr	1	47,634.77	0.07	8.990	236	75.00	571
Fixed - 30yr	97	13,531,054.27	19.35	7.294	356	76.98	638
Fixed - 30yr IO	1	334,000.00	0.48	6.200	356	79.90	581
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Interest Only	82	18,745,702.30	26.80	7.031	356	90.01	646
Not Interest Only	340	51,199,328.69	73.20	7.504	353	84.08	628
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

Prepayment Penalty Term	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0	117	17,961,533.59	25.68	7.694	355	87.96	645
6	2	352,012.00	0.50	8.878	356	98.45	652
12	17	3,855,849.26	5.51	7.372	356	85.93	642
24	162	27,022,405.02	38.63	7.451	356	87.75	623
36	124	20,753,231.12	29.67	6.981	350	80.72	634
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1	422	69,945,030.99	100.00	7.377	354	85.67	633
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Full Documentation	253	37,445,941.64	53.54	7.332	354	85.70	624
Limited Documentation	19	2,559,658.11	3.66	7.442	341	77.39	618
Stated Income Documentation	150	29,939,431.24	42.80	7.427	355	86.34	646
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Purchase	123	14,895,340.55	21.30	7.537	355	96.40	659
Refi - Cash Out	267	49,935,398.49	71.39	7.307	354	82.35	628
Refi - Rate Term	32	5,114,291.95	7.31	7.590	344	86.80	611
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Condo	19	3,011,029.73	4.30	7.643	356	92.48	635
Duplex	9	2,379,293.44	3.40	7.846	357	80.37	640
Fourplex	3	835,766.52	1.19	7.376	356	64.27	599
PUD	58	13,007,877.07	18.60	7.232	356	86.95	647
Single Family	330	50,083,490.93	71.60	7.375	353	85.55	629
Townhouse	1	222,433.46	0.32	7.950	356	95.00	695
Triplex	2	405,139.84	0.58	7.191	355	79.69	680
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Investment	42	5,766,781.39	8.24	7.860	356	84.48	678
Primary	378	63,792,938.61	91.20	7.333	354	85.87	629
Second Home	2	385,310.99	0.55	7.385	356	70.72	672
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
CA	54	14,253,271.14	20.38	7.025	356	79.18	630
FL	57	8,581,393.85	12.27	7.620	356	85.48	624
WA	28	5,325,874.82	7.61	7.102	355	91.02	619
AZ	24	4,759,885.63	6.81	6.978	356	86.39	663
OR	21	3,412,612.05	4.88	6.887	356	88.86	637
TX	26	2,662,576.26	3.81	7.488	325	85.24	626
NJ	11	2,544,556.68	3.64	7.584	356	87.13	652
GA	18	2,411,018.82	3.45	7.417	356	92.97	660
NY	8	2,191,740.21	3.13	7.368	355	86.03	640
CO	12	1,989,110.31	2.84	7.296	356	93.38	628
IL	10	1,760,272.59	2.52	8.119	356	90.18	643
MD	8	1,609,775.74	2.30	7.459	356	80.11	636
NV	9	1,595,883.59	2.28	7.689	356	83.55	638
VA	8	1,465,549.67	2.10	7.561	356	82.57	659
UT	10	1,426,324.35	2.04	7.120	355	87.51	631
MI	10	1,209,884.17	1.73	8.182	356	85.84	642
CT	7	1,143,783.99	1.64	7.345	356	78.71	636
TN	11	1,132,503.34	1.62	7.964	338	87.68	601
IN	10	946,919.59	1.35	7.613	356	92.35	615
AL	8	945,057.74	1.35	7.412	355	89.56	627
MO	10	892,567.02	1.28	8.602	356	89.27	587
WI	6	795,903.42	1.14	8.376	356	92.17	655
PA	4	706,641.74	1.01	7.609	356	84.14	614
MA	3	698,382.27	1.00	6.599	357	80.85	622
NC	7	601,834.11	0.86	7.817	356	89.71	641
LA	5	538,701.32	0.77	7.631	355	95.28	598
SC	4	483,844.79	0.69	8.076	357	82.03	610
HI	1	438,193.29	0.63	7.050	356	80.00	530
AK	2	403,992.05	0.58	7.528	357	94.41	659
KY	4	396,405.34	0.57	8.119	272	95.30	607
OK	4	391,072.80	0.56	8.400	356	83.31	668
ID	5	380,709.72	0.54	7.218	356	85.47	642
SD	1	372,027.98	0.53	6.925	356	79.91	731
IA	3	340,734.06	0.49	8.405	356	95.89	660
AR	4	253,833.04	0.36	8.345	355	81.12	626

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
KS	3	233,370.98	0.33	7.647	356	91.79	672
DC	1	216,104.92	0.31	7.500	356	85.00	590
OH	2	142,896.33	0.20	7.369	356	87.79	617
NE	1	103,589.37	0.15	7.250	356	92.30	597
DE	1	100,117.71	0.14	9.900	356	90.00	546
NM	1	86,114.19	0.12	7.000	357	90.00	599
Total:	422	69,945,030.99	100.00	7.377*	354*	85.67*	633*

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 4.999	108	18,169,899.30	32.93	7.495	356	86.74	645
5.000 - 5.999	89	15,882,876.18	28.78	7.018	356	90.43	643
6.000 - 6.499	58	10,646,003.59	19.29	7.342	356	86.66	615
6.500 - 6.999	26	5,393,093.96	9.77	7.491	356	86.10	614
7.000 >=	34	5,088,548.00	9.22	8.212	356	88.40	608
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

*Indicates weighted averages.

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 5.000	1	293,600.00	0.53	5.000	355	94.17	631
5.500 - 5.998	8	1,831,894.68	3.32	5.652	355	90.23	665
5.999 - 6.497	22	4,196,221.39	7.60	6.126	355	80.84	637
6.498 - 6.996	70	12,830,372.06	23.25	6.859	356	87.00	642
6.997 - 7.495	75	14,011,806.54	25.39	7.205	356	88.09	631
7.496 - 7.994	81	13,908,657.47	25.21	7.709	356	87.93	625
7.995 - 8.493	11	1,790,839.25	3.25	8.108	356	94.31	644
8.494 - 8.992	10	1,416,089.78	2.57	8.747	357	90.54	632
8.993 - 9.491	15	1,663,946.60	3.02	9.053	356	92.09	637
9.492 - 9.990	14	2,161,466.84	3.92	9.763	356	91.00	592
9.991 - 10.489	4	629,176.51	1.14	10.022	356	89.59	594
10.490 - 10.988	3	394,419.34	0.71	10.870	357	90.00	641
11.488 - 11.986	1	51,930.57	0.09	11.775	356	89.66	549
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
11.000 - 11.499	1	293,600.00	0.53	5.000	355	94.17	631
11.500 - 11.999	8	1,831,894.68	3.32	5.652	355	90.23	665
12.000 - 12.499	21	4,064,813.16	7.37	6.098	355	80.86	640
12.500 - 12.999	66	11,913,766.89	21.59	6.851	356	87.03	640
13.000 - 13.499	66	12,542,409.05	22.73	7.198	356	87.09	629
13.500 - 13.999	77	13,224,809.28	23.97	7.654	356	88.34	627
14.000 - 14.499	17	2,458,758.67	4.46	7.544	356	94.67	648
14.500 - 14.999	17	2,968,653.39	5.38	8.187	357	87.13	636
15.000 - 15.499	16	2,342,335.40	4.24	8.682	356	93.48	642
15.500 - 15.999	12	1,596,250.61	2.89	9.783	356	92.54	594
16.000 - 16.499	7	883,674.01	1.60	9.741	356	89.62	590
16.500 - 16.999	6	1,007,525.32	1.83	10.170	357	87.51	604
17.500 - 17.999	1	51,930.57	0.09	11.775	356	89.66	549
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

*Indicates weighted averages.

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	1	325,635.00	0.59	7.250	356	85.00	691
2.000	77	11,862,768.57	21.50	7.807	356	86.66	650
3.000	237	42,992,017.46	77.91	7.281	356	88.23	627
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	315	55,180,421.03	100.00	7.394	356	87.88	632
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
2007-11-01	1	221,369.42	0.40	7.500	350	95.00	599
2008-02-01	4	965,021.14	1.75	6.852	353	88.10	621
2008-03-01	13	3,228,090.86	5.85	7.326	354	87.84	621
2008-04-01	51	8,486,345.22	15.38	7.117	355	89.99	632
2008-05-01	129	21,756,113.64	39.43	7.480	356	87.32	628
2008-06-01	41	7,143,561.52	12.95	7.962	357	88.46	648
2008-07-01	9	2,006,247.39	3.64	7.642	358	89.30	654
2009-03-01	2	420,521.43	0.76	5.937	354	96.25	643
2009-04-01	8	1,119,090.95	2.03	6.674	355	85.56	653
2009-05-01	43	6,551,966.85	11.87	7.115	356	87.55	626
2009-06-01	8	1,516,265.23	2.75	8.072	357	89.30	639
2011-03-01	1	211,999.49	0.38	6.000	354	80.00	719
2011-05-01	5	1,553,827.89	2.82	6.852	356	79.04	627
Total:	315	55,180,421.03	100.00	7.394*	356*	87.88*	632*

*Indicates weighted averages.

Mortgage Loan Statistics - GROUP 2
		Minimum	Maximum
Scheduled Principal Balance	$319,245,552	$9,991	$1,000,000
Average Scheduled Principal Balance	$215,706
Number of Mortgage Loans	1480

Weighted Average Gross Coupon	7.374%	5.200%	13.200%
Weighted Average FICO Score	636	500	807
Weighted Average Combined Original LTV	89.18%	16.00%	100.00%
Weighted Average DTI	41%	4%	57%

Weighted Average Original Term	357 months	180 months	360 months
Weighted Average Stated Remaining Term	353 months	171 months	358 months
Weighted Average Seasoning	4 months	2 months	18 months

Weighted Average Gross Margin	5.63%	4.00%	9.20%
Weighted Average Minimum Interest Rate	7.23%	5.20%	10.75%
Weighted Average Maximum Interest Rate	13.37%	7.35%	17.60%
Weighted Average Initial Rate Cap	2.73%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	26 months	10 months	60 months
Maturity Date		June 1 2020	Jan 1 2036

ARM	85.88%	Full Documentation	46.05%
Fixed Rate	14.12%	Limited Documentation	3.12%
		Stated Income Documentation	50.83%
ARM - 2/28	41.37%
ARM - 2/28 IO	31.85%	Cash Out Refinance	43.52%
ARM - 3/27	7.20%	Purchase	51.39%
ARM - 3/27 IO	4.34%	Rate/Term Refinance	5.08%
ARM - 5/25	0.60%
ARM - 5/25 IO	0.15%	2 Units	1.65%
Balloon - 15yr	1.14%	3 Units	0.70%
Balloon - 2/28	0.28%	4 Units	0.12%
Balloon - 30yr	0.08%	Condominium	3.36%
Balloon - 3/27	0.04%	PUD	14.37%
Balloon - 5/25	0.05%	Single Family	79.77%
Fixed - 15yr	0.48%	Townhouse	0.04%
Fixed - 20yr	0.20%
Fixed - 25yr	0.03%	Non-owner	2.17%
Fixed - 30yr	12.12%	Primary	97.27%
Fixed - 30yr IO	0.07%	Second Home	0.56%

Interest Only	36.41%	Top 5 States:
Not Interest Only	63.59%	CA	42.14%
		FL	10.22%
Prepay Penalty: N/A	21.75%	WA	5.18%
Prepay Penalty: 12 months	4.81%	TX	3.38%
Prepay Penalty: 24 months	51.31%	NV	3.31%
Prepay Penalty: 36 months	21.96%

First Lien	96.78%
Second Lien	3.22%

*Indicates weighted averages.

Current Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.01 - 50,000.00	85	2,771,158.67	0.87	10.572	295	94.50	639
50,000.01 - 100,000.00	272	20,623,025.16	6.46	8.560	342	89.60	618
100,000.01 - 150,000.00	308	37,504,308.61	11.75	7.994	348	89.39	621
150,000.01 - 200,000.00	212	36,905,032.59	11.56	7.537	352	86.39	620
200,000.01 - 250,000.00	156	35,172,999.69	11.02	7.385	355	87.91	635
250,000.01 - 300,000.00	92	25,159,098.12	7.88	7.185	354	90.24	647
300,000.01 - 350,000.00	73	23,679,089.97	7.42	7.145	356	88.04	641
350,000.01 - 400,000.00	68	25,062,946.34	7.85	6.868	356	89.39	646
400,000.01 - 450,000.00	69	29,464,985.26	9.23	6.987	356	90.33	637
450,000.01 - 500,000.00	58	27,715,374.91	8.68	6.838	355	91.42	651
500,000.01 - 550,000.00	28	14,574,635.24	4.57	7.093	356	93.68	645
550,000.01 - 600,000.00	17	9,756,643.86	3.06	7.160	355	89.51	660
600,000.01 - 650,000.00	10	6,270,158.86	1.96	6.827	355	91.28	639
650,000.01 - 700,000.00	10	6,788,356.22	2.13	6.878	356	97.67	654
700,000.01 - 750,000.00	11	7,979,855.13	2.50	7.000	356	87.75	629
750,000.01 - 800,000.00	2	1,599,746.99	0.50	7.475	356	86.08	680
800,000.01 - 850,000.00	3	2,519,333.02	0.79	7.965	356	73.52	585
850,000.01 - 900,000.00	1	860,000.00	0.27	7.025	356	88.61	675
900,000.01 - 950,000.00	2	1,873,586.69	0.59	8.850	356	77.41	538
950,000.01 - 1,000,000.00	3	2,965,216.33	0.93	6.678	354	73.54	658
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
5.000 - 5.499	9	3,158,779.96	0.99	5.345	355	85.10	679
5.500 - 5.999	95	29,164,745.29	9.14	5.830	355	88.34	681
6.000 - 6.499	150	42,207,550.08	13.22	6.303	354	88.75	659
6.500 - 6.999	217	64,688,806.01	20.26	6.754	355	91.47	645
7.000 - 7.499	189	45,394,802.55	14.22	7.223	354	89.15	637
7.500 - 7.999	246	54,492,002.27	17.07	7.739	355	88.22	623
8.000 - 8.499	176	31,692,246.82	9.93	8.222	355	87.39	604
8.500 - 8.999	152	26,509,688.31	8.30	8.712	353	86.73	594
9.000 - 9.499	47	6,140,265.61	1.92	9.285	348	88.81	600
9.500 - 9.999	59	5,649,470.42	1.77	9.733	320	91.98	612
10.000 - 10.499	20	2,397,192.67	0.75	10.220	324	92.25	629
10.500 - 10.999	37	3,215,953.09	1.01	10.746	336	94.48	657
11.000 - 11.499	40	2,697,603.58	0.84	11.217	289	99.93	634
11.500 - 11.999	31	1,522,699.07	0.48	11.710	345	97.08	635
12.000 - 12.499	7	187,252.53	0.06	12.268	216	100.00	608
12.500 - 12.999	2	35,846.46	0.01	12.678	280	100.00	592
13.000 - 13.499	3	90,646.94	0.03	13.127	176	99.99	585
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
500 - 524	52	8,247,854.53	2.58	8.600	355	76.07	512
525 - 549	72	15,531,623.36	4.87	8.129	355	76.60	538
550 - 574	94	18,765,625.18	5.88	7.921	355	79.28	563
575 - 599	197	33,997,074.70	10.65	7.702	354	86.04	589
600 - 624	293	56,523,674.17	17.71	7.506	352	87.18	613
625 - 649	265	60,036,476.61	18.81	7.288	352	90.55	637
650 - 674	220	54,963,318.06	17.22	7.197	354	93.70	661
675 - 699	129	33,294,967.89	10.43	7.018	351	94.61	686
700 >=	158	37,884,937.16	11.87	6.740	350	94.39	730
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

Original LTV (Total Pool - LTV for 1st, CBLTV for 2nd) (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.01 - 49.99	24	3,175,817.15	0.99	6.992	341	38.67	591
50.00 - 54.99	17	2,750,477.45	0.86	7.218	353	51.82	600
55.00 - 59.99	21	6,534,084.62	2.05	6.963	353	57.76	607
60.00 - 64.99	27	5,717,244.02	1.79	6.926	344	65.18	612
65.00 - 69.99	49	11,063,402.55	3.47	6.867	354	67.97	622
70.00 - 74.99	68	13,653,048.08	4.28	7.587	355	73.63	588
75.00 - 79.99	312	69,076,627.33	21.64	7.055	355	90.63	635
80.00 - 84.99	486	127,109,443.30	39.82	7.049	355	94.99	653
85.00 - 89.99	159	35,345,786.05	11.07	7.775	355	89.22	610
90.00 - 94.99	118	28,139,276.34	8.81	7.996	354	90.95	629
95.00 - 99.99	51	6,392,155.34	2.00	8.739	345	97.09	625
100.00	148	10,288,189.43	3.22	10.535	302	100.00	661
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Original Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
180	70	5,178,608.39	1.62	9.578	176	92.48	660
240	6	632,672.14	0.20	7.252	235	61.98	617
300	1	84,395.35	0.03	7.350	295	77.27	572
360	1403	313,349,875.78	98.15	7.338	356	89.18	635
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Stated Remaining Term (Mo.)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
121 - 180	70	5,178,608.39	1.62	9.578	176	92.48	660
181 - 240	6	632,672.14	0.20	7.252	235	61.98	617
241 - 360	1404	313,434,271.13	98.18	7.338	356	89.18	635
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

DTI (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0.02 - 20.00	47	10,338,860.69	3.24	7.670	352	85.69	616
20.01 - 25.00	63	10,080,511.87	3.16	7.907	353	83.48	617
25.01 - 30.00	94	15,746,123.54	4.93	7.652	350	86.25	618
30.01 - 35.00	145	28,428,808.18	8.90	7.353	351	86.05	641
35.01 - 40.00	246	51,806,165.61	16.23	7.281	353	88.70	635
40.01 - 45.00	346	78,772,560.98	24.67	7.319	353	89.61	637
45.01 - 50.00	449	104,505,687.55	32.74	7.378	353	91.76	642
50.01 - 55.00	89	19,417,196.57	6.08	7.208	352	86.70	622
55.01 - 60.00	1	149,636.67	0.05	5.950	356	80.00	678
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Adjustable Rate - Fixed Rate	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ARM	1112	274,162,884.01	85.88	7.263	356	90.18	635
Fixed Rate	368	45,082,667.65	14.12	8.047	334	83.08	638
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ARM - 2/28	655	132,080,267.86	41.37	7.732	356	87.20	608
ARM - 2/28 IO	282	101,686,393.48	31.85	6.751	356	94.62	664
ARM - 3/27	113	22,970,611.72	7.20	7.303	356	86.01	628
ARM - 3/27 IO	46	13,839,694.39	4.34	6.476	356	94.02	685
ARM - 5/25	8	1,912,478.83	0.60	7.666	356	79.29	658
ARM - 5/25 IO	2	486,798.49	0.15	6.292	355	78.63	660
Balloon - 15yr	53	3,637,676.35	1.14	10.418	176	98.27	674
Balloon - 2/28	4	908,928.83	0.28	7.273	355	100.00	638
Balloon - 30yr	1	242,055.61	0.08	9.250	357	96.13	562
Balloon - 3/27	1	128,517.51	0.04	7.200	355	100.00	658
Balloon - 5/25	1	149,192.90	0.05	6.425	355	100.00	639
Fixed - 15yr	17	1,540,932.04	0.48	7.594	175	78.80	625
Fixed - 20yr	6	632,672.14	0.20	7.252	235	61.98	617
Fixed - 25yr	1	84,395.35	0.03	7.350	295	77.27	572
Fixed - 30yr	288	38,706,166.54	12.12	7.853	356	82.01	635
Fixed - 30yr IO	2	238,769.62	0.07	7.413	356	96.62	695
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Interest Only	332	116,251,655.98	36.41	6.718	356	94.48	667
Not Interest Only	1148	202,993,895.68	63.59	7.750	351	86.14	618
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

Prepayment Penalty Term	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
0	375	69,421,655.03	21.75	7.773	350	88.57	632
6	1	544,347.96	0.17	9.425	355	95.00	602
12	57	15,357,546.39	4.81	7.482	352	90.36	645
24	713	163,819,053.52	51.31	7.336	355	90.77	634
36	334	70,102,948.76	21.96	7.028	350	85.77	642
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Lien Position	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1	1320	308,978,625.27	96.78	7.262	355	88.88	635
2	160	10,266,926.39	3.22	10.744	293	98.19	664
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Full Documentation	789	147,010,161.55	46.05	7.329	352	85.74	614
Limited Documentation	54	9,953,418.42	3.12	7.333	351	88.77	607
Stated Income Documentation	637	162,281,971.69	50.83	7.417	353	92.32	656
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Purchase	791	164,072,478.70	51.39	7.398	353	96.19	654
Refi - Cash Out	599	138,947,061.91	43.52	7.320	352	81.48	615
Refi - Rate Term	90	16,226,011.05	5.08	7.587	351	84.26	618
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Hi Rise Condo	2	463,010.57	0.15	6.785	355	100.00	671
Condo	55	10,232,313.56	3.21	7.496	353	93.94	656
Duplex	24	5,259,162.02	1.65	7.816	356	88.62	666
Fourplex	1	375,295.28	0.12	8.300	356	71.04	626
PUD	185	45,879,737.88	14.37	7.315	353	90.12	634
Single Family	1205	254,677,266.09	79.77	7.362	353	88.89	634
Townhouse	1	119,399.54	0.04	6.025	356	78.43	573
Triplex	7	2,239,366.72	0.70	8.424	356	83.34	628
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Occupancy Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
Investment	45	6,939,076.62	2.17	8.039	356	82.48	651
Primary	1427	310,519,566.86	97.27	7.358	353	89.35	635
Second Home	8	1,786,908.18	0.56	7.476	356	85.22	675
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
CA	405	134,527,464.58	42.14	6.961	352	89.48	648
FL	180	32,639,336.34	10.22	7.780	355	89.78	624
WA	73	16,545,774.11	5.18	7.109	351	92.92	645
TX	92	10,781,432.62	3.38	7.878	350	89.73	616
NV	37	10,582,375.05	3.31	7.315	355	92.12	632
NJ	37	9,071,036.35	2.84	7.768	356	82.04	632
OR	44	9,067,100.11	2.84	7.186	348	89.67	634
IL	46	7,977,381.53	2.50	7.866	356	91.92	640
NY	32	7,963,352.40	2.49	7.574	355	83.74	638
VA	37	7,772,098.35	2.43	7.678	356	83.06	605
AZ	45	7,748,630.52	2.43	7.536	355	85.59	625
MD	26	6,250,641.83	1.96	7.684	349	83.51	600
GA	50	6,216,248.09	1.95	7.785	351	91.54	626
PA	31	4,184,483.48	1.31	8.124	356	84.72	618
TN	38	3,502,851.06	1.10	8.012	344	91.15	622
MI	23	3,183,788.21	1.00	8.297	356	91.48	621
IN	28	3,101,444.77	0.97	7.326	351	90.76	652
AK	14	3,080,306.21	0.96	7.701	346	94.01	636
MO	30	2,978,555.21	0.93	8.099	354	89.24	600
CO	19	2,967,859.73	0.93	7.656	352	91.70	626
AL	19	2,694,057.57	0.84	7.519	355	91.55	600
MA	8	2,547,325.36	0.80	7.688	355	90.43	665
LA	27	2,521,792.79	0.79	8.246	353	91.24	597
CT	10	2,257,659.18	0.71	8.547	356	88.38	634
UT	11	2,203,197.78	0.69	7.538	350	90.70	634
WI	15	2,073,467.10	0.65	7.960	355	88.85	604
HI	4	1,947,647.86	0.61	7.570	355	77.32	639
KS	10	1,606,590.65	0.50	7.407	356	92.37	628
OH	12	1,387,733.41	0.43	8.322	342	86.63	617
MT	3	1,195,075.71	0.37	7.618	356	80.41	593
DC	5	1,164,201.14	0.36	7.162	356	84.56	624
OK	14	1,072,446.73	0.34	8.223	353	92.49	600
NC	9	1,057,173.07	0.33	7.918	347	91.77	614
SC	10	939,977.45	0.29	8.366	348	92.05	614
AR	9	839,272.07	0.26	8.451	342	85.84	608

*Indicates weighted averages.

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
ID	4	589,155.74	0.18	7.791	356	93.47	623
NE	6	578,197.22	0.18	7.832	356	92.17	643
NM	2	420,315.04	0.13	7.219	278	97.92	688
KY	4	393,124.70	0.12	7.997	353	100.00	600
NH	2	386,692.18	0.12	7.967	353	81.91	658
WY	1	270,838.61	0.08	6.850	356	100.00	683
RI	1	265,000.54	0.08	7.500	356	69.09	598
IA	2	258,579.36	0.08	7.623	355	94.01	581
MN	1	184,800.69	0.06	8.250	356	90.00	607
WV	3	130,740.93	0.04	9.449	334	100.00	608
VT	1	118,328.23	0.04	8.700	355	95.00	626
Total:	1480	319,245,551.66	100.00	7.374*	353*	89.18*	636*

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
<= 4.999	436	102,253,074.08	37.30	7.297	356	88.29	637
5.000 - 5.999	365	102,939,090.20	37.55	6.889	356	93.39	651
6.000 - 6.499	101	28,509,202.45	10.40	7.438	356	89.49	627
6.500 - 6.999	85	21,792,399.85	7.95	7.548	356	87.94	620
7.000 >=	125	18,669,117.43	6.81	8.541	356	86.57	569
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

*Indicates weighted averages.

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
5.001 - 5.499	8	2,573,236.56	0.94	5.355	356	90.84	671
5.500 - 5.998	105	30,356,848.28	11.07	5.986	355	88.28	672
5.999 - 6.497	125	36,067,755.77	13.16	6.383	355	91.73	661
6.498 - 6.996	185	58,259,756.14	21.25	6.765	356	93.20	647
6.997 - 7.495	151	39,972,019.22	14.58	7.226	356	90.64	639
7.496 - 7.994	197	46,328,460.79	16.90	7.739	356	89.54	624
7.995 - 8.493	146	27,394,507.60	9.99	8.233	356	88.08	603
8.494 - 8.992	126	23,051,901.57	8.41	8.711	356	86.36	590
8.993 - 9.491	36	5,393,610.75	1.97	9.328	355	88.59	594
9.492 - 9.990	20	2,984,202.25	1.09	9.699	357	88.51	560
9.991 - 10.489	9	1,236,139.89	0.45	10.274	356	90.98	611
10.490 - 10.988	4	544,445.19	0.20	10.650	356	79.50	593
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
11.000 - 11.499	8	2,573,236.56	0.94	5.355	356	90.84	671
11.500 - 11.999	86	26,991,204.55	9.84	5.826	355	89.12	680
12.000 - 12.499	115	32,916,929.39	12.01	6.300	355	92.40	661
12.500 - 12.999	174	54,824,571.23	20.00	6.749	355	92.36	646
13.000 - 13.499	140	37,572,338.15	13.70	7.190	356	90.01	640
13.500 - 13.999	174	43,506,115.39	15.87	7.626	356	88.90	623
14.000 - 14.499	147	27,491,567.12	10.03	8.074	356	88.31	603
14.500 - 14.999	155	29,583,511.43	10.79	8.423	356	89.92	607
15.000 - 15.499	59	9,742,704.31	3.55	8.707	356	89.74	610
15.500 - 15.999	33	5,161,336.89	1.88	9.089	357	82.71	584
16.000 - 16.499	12	2,170,233.46	0.79	9.993	356	91.94	605
16.500 - 16.999	8	1,466,392.46	0.53	9.980	357	90.57	577
17.500 - 17.999	1	162,743.07	0.06	10.600	357	59.93	525
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

*Indicates weighted averages.

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	14	5,398,389.37	1.97	7.023	356	90.52	655
2.000	298	62,017,437.10	22.62	7.831	356	85.73	615
3.000	800	206,747,057.54	75.41	7.099	356	91.51	641
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
1.000	1112	274,162,884.01	100.00	7.263	356	90.18	635
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

*Indicates weighted averages.

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (Mo.)	Weighted Average Combined Orig LTV (%)	Weighted Average FICO
2007-03-01	1	53,296.70	0.02	8.200	342	100.00	587
2007-10-01	2	356,367.89	0.13	7.147	349	100.00	635
2007-11-01	3	500,943.34	0.18	8.299	350	91.82	664
2007-12-01	5	784,892.35	0.29	8.176	351	90.86	630
2008-01-01	7	2,439,897.17	0.89	6.922	352	79.13	595
2008-02-01	16	4,767,182.01	1.74	7.314	353	88.25	632
2008-03-01	45	12,154,852.79	4.43	6.868	354	87.60	639
2008-04-01	170	49,153,912.82	17.93	7.014	355	92.84	638
2008-05-01	476	119,385,925.81	43.55	7.277	356	89.86	630
2008-06-01	191	38,259,031.98	13.95	7.872	357	90.77	630
2008-07-01	23	5,940,287.31	2.17	7.643	358	92.04	647
2009-02-01	1	148,689.79	0.05	5.600	353	68.18	548
2009-03-01	9	2,530,383.05	0.92	6.418	354	93.88	675
2009-04-01	32	8,043,839.03	2.93	6.703	355	93.85	651
2009-05-01	99	22,229,199.68	8.11	7.023	356	87.31	649
2009-06-01	19	4,155,405.38	1.52	7.601	357	89.78	644
2009-07-01	1	480,306.69	0.18	6.990	358	89.17	639
2011-03-01	1	129,097.23	0.05	10.200	354	80.00	502
2011-04-01	4	773,580.51	0.28	6.054	355	75.61	645
2011-05-01	3	656,502.01	0.24	7.809	356	86.99	648
2011-06-01	3	989,290.47	0.36	7.638	357	79.76	693
2016-04-01	1	230,000.00	0.08	7.125	355	55.42	790
Total:	1112	274,162,884.01	100.00	7.263*	356*	90.18*	635*

*Indicates weighted averages.